Amendment No. 1 to Distribution Agreement

This Amendment No. 1 to the Distribution Agreement (this “Amendment”) by and between DBX ETF Trust, a Delaware statutory trust (the “Fund”), and ALPS Distributors, Inc., a Colorado corporation, (“ALPS”) is dated as of June 22, 2018.

WHEREAS, the Fund and ALPS entered into a Distribution Agreement dated April 16, 2018, as amended (the “Agreement”); and

WHEREAS, the Fund and ALPS wish to amend the provisions of the Agreement to reflect the removal of three Portfolios offered under the Fund.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.    The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2.    Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

DBX ETF TRUST		ALPS DISTRIBUTORS, INC.

By:	/s/ Fiona Bassett	By:	/s/ Steven B. Price
Name:	Fiona Bassett	Name:	Steven B. Price
Title:	Chief Operating Officer	Title:	Senior Vice President and Director of Distribution Services

By:	/s/ Michael Gilligan
Name:	Michael Gilligan
Title:	Chief Financial Officer

APPENDIX A

LIST OF PORTFOLIOS

Name	Ticker
Xtrackers Municipal Infrastructure Revenue Bond ETF	RVNU
Xtrackers MSCI Germany Hedged Equity ETF	DBGR
X-trackers MSCI EAFE Hedged Equity ETF	DBEF
Xtrackers MSCI Emerging Markets Hedged Equity ETF	DBEM
Xtrackers MSCI Japan Hedged Equity ETF	DBJP
Xtrackers MSCI Europe Hedged Equity ETF	DBEU
Xtrackers MSCI United Kingdom Hedged Equity ETF	DBUK
Xtrackers MSCI Asia Pacific ex Japan Hedged Equity ETF	DBAP
Xtrackers MSCI All World ex US Hedged Equity ETF	DBAW
Xtrackers MSCI South Korea Hedged Equity ETF	DBKO
Xtrackers MSCI Eurozone Hedged Equity ETF	DBEZ
Xtrackers Harvest CSI 300 China A-Shares ETF	ASHR
Xtrackers MSCI All China ETF	CN
Xtrackers Harvest CSI 500 China A-Shares Small Cap ETF	ASHS
Xtrackers Japan JPX-Nikkei 400 Equity ETF	JPN
Xtrackers Emerging Markets Bond — Interest Rate Hedged ETF	EMIFI
Xtrackers Investment Grade Bond — Interest Rate Hedged ETF	IGIH
Xtrackers High Yield Corporate Bond — Interest Rate Hedged ETF	HYIH
Xtrackers MSCI EAFE High Dividend Yield Hedged Equity ETF	HDEF
Xtrackers MSCI Emerging Markets High Dividend Yield Hedged Equity ETF	HDEE
Xtrackers MSCI Eurozone High Dividend Yield Hedged Equity ETF	HDEZ
Xtrackers MSCI All World ex US High Dividend Yield Hedged Equity ETF	HDAW
Xtrackers Germany Equity ETF	GRMY
Xtrackers Eurozone Equity ETF	EURZ
Xtrackers MSCI China A Inclusion Equity ETF	ASHX
Xtrackers MSCI Latin America Pacific Alliance ETF	PACA
Xtrackers Russell 1000 Comprehensive Factor ETF	DEU S
Xtrackers FTSE Developed ex US Comprehensive Factor ETF	DEEF
Xtrackers FTSE Emerging Comprehensive Factor ETF	DEMG
Xtrackers Barclays International Treasury Bond Hedged ETF	IGVT
Xtrackers Barclays International Corporate Bond Hedged ETF	IFIX
Xtrackers Barclays International High Yield Bond Hedged ETF	IHIY
Xtrackers Russell 2000 Comprehensive Factor ETF	DESC
Xtrackers USD High Yield Corporate Bond ETF	HYLB

Name	Ticker
Xtrackers iBoxx Emerging Markets Quality Weighted Bond ETF	EMBQ
Xtrackers Managed Downside Volatility US Large Cap ETF	AMDV
Xtrackers Managed Downside Volatility Developed International ETF	EFDV
Xtrackers Managed Downside Volatility All World ETF	AWDV
Xtrackers Bloomberg Barclays Global Aggregate Bond ETF	ALLB
Xtrackers iBoxx USD Corporate Yield Plus ETF	YLDP
Xtrackers Short Duration High Yield Bond ETF	SHYL
Xtrackers 0-1 Year Treasury ETF	TBLL
Xtrackers High Beta High Yield Bond ETF	HYUP
Xtrackers FTSE Developed Europe Comprehensive Factor ETF	DEEU
Xtrackers FTSE Japan Comprehensive Factor ETF	DEJP
Xtrackers FTSE All World ex US Comprehensive Factor ETF	DEAW
Xtrackers Low Beta High Yield Bond ETF	HYDW
Xtrackers FTSE All World ex US Quality at a Reasonable Price ETF
Xtrackers Russell 1000 Quality at a Reasonable Price ETF	QARP
Xtrackers MSCI EAFE ESG Leaders Equity ETF
Xtrackers MSCI Emerging Markets ESG Leaders Equity ESG
Xtrackers MSCI ACWI ex USA ESG Leaders Equity ETF
Xtrackers United Kingdom Equity ETF	BRIT